                     GOLDEN STATE VINTNERS, INC.
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            EXHIBIT 11

 Basic and fully diluted earnings per share ("EPS") are determined as follows:



                                                                    Three Months Ended
                                                                         September 30,
                                                                  ------------------------
                                                                     1999           1998
                                                                  ---------      ---------
 Basic EPS Computation
 Numerator:
   Net income                                                     $     331      $   1,186
   Less:    Accretion of redeemed senior preferred stock                 --         (1,771)
            Accretion of converted junior preferred stock                --           (157)
            Redeemable preferred stock dividends                         --           (400)
                                                                  ---------      ---------
   Income (loss) available to common stockholders                 $     331      $  (1,142)
                                                                  ---------      ---------
                                                                  ---------      ---------

 Denominator:
   Weighted average common shares                                     9,498          8,934
                                                                  ---------      ---------
                                                                  ---------      ---------

 Basic EPS                                                        $    0.03      $   (0.13)
                                                                  ---------      ---------
                                                                  ---------      ---------

 Diluted EPS Computation
 Numerator:
   Income (loss) available to common stockholders                 $     331      $  (1,142)
                                                                  ---------      ---------
                                                                  ---------      ---------

 Denominator:
   Weighted average common shares outstanding                         9,498          8,934
   Stock options                                                        105              -
                                                                  ---------      ---------
   Adjusted weighted average common shares                            9,603          8,934
                                                                  ---------      ---------
                                                                  ---------      ---------

 Diluted EPS                                                      $    0.03      $   (0.13)
                                                                  ---------      ---------
                                                                  ---------      ---------


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